SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


    FIRST TRUST/VALUE LINE(R) & IBBOTSON EQUITY ALLOCATION FUND
    -----------------------------------------------------------
     (Exact name of registrant as specified in its charter)


            MASSACHUSETTS                               30-0233832
 --------------------------------------    -----------------------------------
 (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


1001 Warrenville Road, Suite 300, Lisle, Illinois           60532
-------------------------------------------------         ---------
     (Address of Principal Executive Offices)            (Zip Code)


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-113080.

Securities to be registered pursuant to Section 12(b) of the Act:

    TITLE OF EACH CLASS              NAME OF EACH EXCHANGE ON WHICH EACH
    TO BE SO REGISTERED                   CLASS IS TO BE REGISTERED

Common Shares of Beneficial Interest     American Stock Exchange, Inc.
      $.01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                        ----------------
                        (Title of Class)

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The securities to be registered hereunder are shares of common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust/Value Line & Ibbotson Equity Allocation Fund (the "Registrant"). An application for listing of the Shares has been filed with the American Stock Exchange, Inc. A description of the Shares is contained under the caption "Description of Shares," at page 23 of the Preliminary Prospectus, which is a part of the Amendment No. 2 to the Registration Statement on Form N-2 (Registration Nos. 333-113080 and 811-21517), filed with the Securities and Exchange Commission on March 31, 2004. Such description is incorporated by reference herein.

ITEM 2.   EXHIBITS

     Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                FIRST TRUST/VALUE LINE(R) & IBBOTSON
                                      EQUITY ALLOCATION FUND


                                By: /s/ James A. Bowen
                                    --------------------------------
                                    James A. Bowen, President
                                    and Chief Executive Officer

April 16, 2004